Exhibit 10.1

[AGENUS LETTERHEAD]

January 30, 2013

Mr. Brad Kelley

c/o Greg Betterton, Esq.

735 E. Venice Ave., #200

Venice, FL 34285

Re: Exchange of Series A Convertible Preferred Stock of Agenus Inc. (the “Company”)

Dear Mr. Kelley,

The Company has requested and you have agreed to assign and transfer 31,620 shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) to the Company in exchange for newly issued shares of Series A-1 Convertible Preferred Stock of the Company (the “Series A-1 Preferred Stock”) and Common Stock (defined below). The Series A-1 Preferred Stock shall in all respects be identical to the Series A Preferred Stock with the exception that (i) the Accumulation Rate beginning on the date of issuance shall be .6325%; (ii) the Conversion Value shall initially be $94.86, reflecting the prior reverse stock split; and (iii) the Series A-1 Preferred Stock provides that amendments to the Series A-1 Convertible Preferred Stock may be made by the Company’s Board of Directors and a majority of the holders of the Series A-1Prefered Stock and shall not require the approval of the Common Stock (defined below). Therefore, you hereby agree to assign and deliver 31,620 shares of the Series A Preferred Stock in exchange for the issuance by the Company to you of (i) 666,666 unregistered shares of common stock of the Company, par value 0.01 (the “Common Stock”), and (ii) 31,620 shares of Series A-1 Preferred Stock. The Common Stock shall be subject to the terms and conditions attached hereto as Appendix A. The terms of the Series A-1 Preferred Stock shall be as set forth in the Certificate of Designation, Preferences and Rights of the Series A-1 Convertible Preferred Stock attached hereto (the “Certificate”).

The exchange shall take place as soon as practicable, but no later than forty-eight (48) hours after approval of the exchange by the Board of Directors of the Company, of which you shall be promptly notified. Upon the Company filing the Certificate with the Secretary of State of Delaware, the Company shall deliver the Common Stock and the Series A-1 Preferred Stock to the you, and you shall surrender the Series A Preferred Stock to the Company.

The Company acknowledges an accrued and unpaid dividend for the calendar quarter ending September 30, 2012 and through the date of this Agreement in the aggregate amount of $460,963, which accrued and unpaid dividends will be paid by the Company when the Company deems it is permitted to do so under applicable law.

The parties agree that you have not requested from the Company, and the Company has not provided to you, any material non-public information concerning the Company.

Please acknowledge your agreement with the above by signing where indicated below and returning one original agreement to: Agenus Inc., 3 Forbes Road, Lexington, MA 02421 Attn: Legal Department.

Best regards,

/s/ Garo H. Armen
Garo H. Armen

ACKNOWLEDGED AND AGREED:

/s/ Brad Kelley
Brad Kelley

Appendix A

Terms and Conditions for Common Stock Issuance under Exchange Agreement

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. References herein to Rules are to Rules issued under the Securities Act of 1933, as amended (the “Securities Act”).

I. Common Stock Representation Letter. Agenus’ obligation to issue 666,666 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Agreement is subject to you providing to Agenus the customary restrictions and representations required, in the reasonable opinion of Agenus’s legal counsel, to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) and other applicable laws, which, absent a change in such rules and regulations, shall be substantially in the form of Annex I hereto (the “Common Stock Representation”).

II. Payment. Agenus shall have seven (7) days from receipt of your Common Stock Representation to issue the Common Stock through the issuance of, which seven (7) day period may be extended as mutually agreed to in writing by you and Agenus.

III. Transfer Restrictions.

A. You covenant that the Common Stock will only be disposed or transferred pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. Subject to subparagraph (E) below, in connection with any disposition or transfer of Common Stock, Agenus may require you to provide to Agenus an opinion of counsel selected by you, the form and substance of which opinion shall be reasonably satisfactory to Agenus, to the effect that such transfer or disposition does not require registration under the Securities Act. The parties acknowledge and agree that Agenus has no obligations to file a registration statement with respect to the Common Stock.

B. You covenant that you will promptly notify Agenus in the event that (i) you become an “affiliate” of Agenus as that term is defined in Rule 144(a)(1), (ii) any event occurs by which the six (6) month holding required pursuant to Rule 144(d) is suspended or restated, or (iii) any event occurs by which anyone other than you becomes the beneficial owner of all or any portion of the Common Stock.

C. You agree to the imprinting, so long as is required by the Agreement, of the following legend on any certificate evidencing any of the Common Stock:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

D. Certificates evidencing the Common Stock shall not be required to contain such legend or any other legend (i) following any sale of such Common Stock pursuant to Rule 144 if, prior to such sale, the holder provides Agenus with a legal opinion (and the documents upon which the legal opinion is based) reasonable acceptance to Agenus to the effect that the Common Stock can be sold under Rule 144, (ii) if the holder provides Agenus with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to Agenus to the effect that the Common Stock is eligible for sale under Rule 144(b)(1), or (iii) if the holder provides Agenus with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to Agenus to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC).

E. Notwithstanding anything in the Agreement or this Appendix A to the contrary, in the event that, prior to the six (6) month anniversary of the issuance of the Common Stock, no events occur that would require your notification of Agenus pursuant to subparagraph (B) above, you shall not be required to produce a legal opinion (i) for any subsequent transfer or disposition pursuant to Rule 144 or (ii) for the issuance of any certificates without applicable legends. The parties acknowledge and agree that, for any other transfer or disposition, Agenus reserves the right to require a legal opinion (and any applicable supporting documents) reasonably acceptable to Agenus prior to the approval of such transfer or disposition.

Annex I

COMMON STOCK REPRESENTATION

[Date]

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

Attn: Garo Armen

With a copy to: Legal Department

Ladies and Gentlemen,

Reference is made to that Exchange Agreement dated                      (the “Agreement”) by and between Agenus Inc. (the “Company”) and Mr. Brad Kelly (“Mr. Kelly”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Under the terms of the Agreement, and subject to approval of the Company’s Board of Directors, Agenus has agreed to issue to Mr. Kelly 666,666 shares of Agenus’ common stock, par value $0.01 per share (the “Common Stock”). Mr. Kelly hereby represents, warrants and covenants to Agenus as of the date hereof as follows:

1.	No Public Sale or Distribution. Mr. Kelly is acquiring the Common Stock in the ordinary course of business for Mr. Kelly’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and Mr. Kelly does not have a present arrangement to effect any distribution of the Common Stock to or through any person or entity; provided, however, that by making the representations herein, Mr. Kelly does not agree to hold any of the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

2.	Investor Status. At the time Mr. Kelly was offered the Common Stock, it was, and at the date hereof is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Mr. Kelly is not a broker dealer registered under Section 15(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to Agenus on or prior to the date hereof, Mr. Kelly is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer.

3.	Experience. Mr. Kelly, either alone or together with Mr. Kelly’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective acquisition of the Common Stock, and has so evaluated the merits and risks of such acquisition. Mr. Kelly understands that he must bear the economic risk of this acquisition of the Common Stock indefinitely, and Mr. Kelly is able to bear such risk and is able to afford a complete loss of such investment.

4.	Access to Information. Mr. Kelly acknowledges that he has been afforded: (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of Agenus concerning the terms and conditions of the offering of the Common Stock and the merits and risks of acquiring the Common Stock; (ii) access to information about Agenus and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable Mr. Kelly to evaluate his acquisition of Common Stock, including, without limitation, public filings made by Agenus under the Exchange Act and located on the internet at www.sec.gov; and (iii) the opportunity to obtain such additional information that Agenus possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

5.	No Governmental Review. Mr. Kelly understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock or the fairness or suitability of the acquisition of the Common Stock nor have such authorities passed upon or endorsed the merits of the offering of the Common Stock.

6.	No Conflicts. The acquisition of the Common Stock by Mr. Kelly will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which he is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Mr. Kelly, except in each case, for such that are not material and do not otherwise affect his ability to acquire the Common Stock.

7.	Restricted Securities. Mr. Kelly understands that the Common Stock is characterized as “restricted securities” under the U.S. federal securities laws inasmuch as it is being acquired from Agenus in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Mr. Kelly acknowledges that Agenus has no obligation to register or qualify the Common Stock for resale. Mr. Kelly further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Common Stock, and on requirements relating to Agenus which are outside of Mr. Kelly’s control, and which Agenus is under no obligation and may not be able to satisfy.

8.	No Affiliate. Mr Kelly is not an “affiliate” of Agenus as that term is defined in Rule 144(a)(1) under the Securities Act or any applicable state securities law, and has not been an affiliate of Agenus for at least 90 days.

9.	Legends. It is understood that, except as provided in Appendix A of the Agreement, certificates evidencing Common Stock may bear the legend set forth in Appendix A of the Agreement.

10.	No Legal, Tax or Investment Advice. Mr. Kelly understands that nothing in the Agreement or any other materials presented by or on behalf of Agenus to Mr. Kelly in connection with the issuance of the Common Stock constitutes legal, tax or investment advice. Mr. Kelly has consulted such legal, tax and investment advisors as he, in his sole discretion, has deemed necessary or appropriate in connection with his acquisition of the Common Stock.

Regards,

By:

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

of the

SERIES A-1 CONVERTIBLE PREFERRED STOCK

of

AGENUS INC.

Pursuant to Section 151 of the General Corporation

Law of the State of Delaware

We, Garo Armen, Chief Executive Officer and Chairman, and Karen Valentine, Secretary, of Agenus Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, in accordance with Section 151 of the Delaware General Corporation Law, certify:

FIRST: The Certificate of Incorporation of the Corporation, as currently amended, authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated and expressed in a resolution or resolutions providing for the issuance of any such series adopted by the Board of Directors of the Corporation, pursuant to authority expressly vested in the Board of Directors by the Certificate of Incorporation of the Corporation.

SECOND: The Board of Directors of the Corporation duly adopted the following resolutions authorizing the creation of a new series of such preferred stock, to be known as “Series A-1 Convertible Preferred Stock”, stating that 31,620 shares of the authorized and unissued preferred stock shall constitute such series, stating that such shares of Series A-1 Convertible Preferred Stock may be issued in exchange for the 31,620 shares of presently issued and outstanding Series A Convertible Preferred Stock, and setting forth a statement of the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as follows:

BE IT RESOLVED, that the terms of the Series A-1 Convertible Preferred Stock shall be as follows:

1. Designation of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A-1 Convertible Preferred Stock, $0.01 par value per share (the “Series A-1 Preferred Stock” or the “Preferred Stock”), are set forth below. The number of shares of Series A-1 Preferred Stock shall initially be 31,620, subject to decrease (but not below the number of shares of such series then outstanding) from time to time by action of the Board of Directors.

2. Rank. The Series A-1 Preferred Stock shall rank senior to the Common Stock, senior to any other class or series of capital stock of the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A-1 Preferred Stock (collectively and together with the Common Stock, the “Junior Stock”), pari passu with any class or series of capital stock of the Corporation the terms of which expressly provide that it ranks on a parity with the Series A-1 Preferred Stock (collectively, the “Parity Stock”), and junior to any other class or series of capital stock of the Corporation the terms of which expressly provide that it ranks senior to the Series A-1 Preferred Stock (collectively, “Senior Stock”); provided, that as to dividends, only upon the approval of record holders of a majority of the shares of Series A-1 Preferred Stock outstanding on the date of such approval; provided, further, however, that the previous clause in no way shall restrict the Corporation from adopting, at any time, a rights plan. Nothing in this Certificate shall prevent or otherwise affect the declaration or payment of any dividend or distribution on the Common Stock or any other class or series of capital stock of the Corporation outstanding from time to time other than upon any liquidation, dissolution or winding up of the Corporation (“Liquidation”), as long as the dividends are accruing on the Series A-1 Preferred Stock as provided in Section 3.

3. Dividends and Distributions. The holder of each share of Series A-1 Preferred Stock shall be entitled to receive dividends on such share of Preferred Stock from and including the date of issuance of such share to but excluding the date of the redemption or conversion of such share or the date of Liquidation. Such dividends shall accrue on a daily basis from the date of issuance (computed on the basis of a 360-day year of twelve 30-day months) on the Preference Amount of such share, compounded as of the end of each of the Corporation’s fiscal quarters at a rate per annum equal to the Accumulation Rate, and such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The holders of shares of Series A-1 Preferred Stock shall not be entitled to receive or participate in any dividends or other distributions made by the Corporation that are not provided for in this Section 3, except as provided for in Section 6.8.

4. Liquidation, Dissolution or Winding Up.

4.1. Liquidation Preference. In the event of any Liquidation, either voluntary or involuntary, distributions to the holders of the Series A-1 Preferred Stock shall be made in the following manner:

4.1.1. Each holder of Series A-1 Preferred Stock shall be entitled to receive, after distribution of any of the assets of the Corporation to the holders of any Senior Stock, pro rata with any shares of Parity Stock (in proportion to their respective liquidation preferences) and prior and in preference to any distribution of any of the assets of the Corporation to the holders of any shares of Junior Stock, by reason of their ownership of such stock, an amount per share of Series A-1 Preferred Stock held by such holder (the “Liquidation Amount”) equal to the Preference Amount as of the date of the Liquidation. If after distribution of any of the assets of the Corporation to the holders of any shares of Senior Stock, the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A-1 Preferred Stock of the full Liquidation Amount and the payment in full to the holders of any shares of Parity Stock of the liquidation preference applicable to such Parity Stock, then the entire remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A-1 Preferred Stock and Parity Stock, to the exclusion of any Junior Stock, in accordance with the respective amounts which would be payable in respect of the shares held by each of them upon such distribution if all amounts payable on or in respect of such shares were paid in full.

4.1.2. After payment has been made to the holders of Series A-1 Preferred Stock of the full amount to which they are entitled pursuant to Section 4.1.1, the holders of Series A-1 Preferred Stock shall not be entitled to any further distributions, with respect to the shares of Series A-1 Preferred Stock, of the assets of the Corporation with respect to the Liquidation.

4.1.3. The Corporation shall give written notice of a Liquidation to each holder of record of Series A-1 Preferred Stock at least 30 days prior to the date for payment or distribution to stockholders stated in the Corporation’s notice.

4.2. Change of Control. A Change of Control of the Corporation shall not be deemed a Liquidation for purposes of this Section 4.

4.3. Distributions Other Than Cash. Whenever any distribution provided for in this Section 4 shall be payable in property other than cash, the value of such distribution shall be the Current Market Price of such property as of the record date for holders entitled to participate in the Liquidation.

5. Voting Rights; Amendments.

5.1. Voting Rights. Except as provided herein and in Section 2 and as otherwise required by law, the holders of Series A-1 Preferred Stock shall not have any voting rights. The rights, preferences, qualifications, limitations, and restrictions of the Series A-1 Preferred Stock may be amended by the Board of Directors of the Corporation subject only to the approval of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock and without approval of the Common Stock or any other class or series of capital stock, excepts as otherwise required by law. Each holder of Series A-1 Preferred Stock shall have, on any matter submitted to the holders of Series A-1 Preferred Stock, one vote for each share held.

6. Conversion Rights. The holders of Series A-1 Preferred Stock shall have the following rights with respect to the conversion of the Series A-1 Preferred Stock into shares of Common Stock:

6.1. General. Subject to and in compliance with the provisions of this Section 6, shares of Series A-1 Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into the number of validly issued, fully-paid and non-assessable shares of Common Stock equal to the product obtained by multiplying the Conversion Rate (determined as provided in Section 6.2) by the number of shares of Preferred Stock held by such holder being converted.

6.2. Conversion Rate. The conversion rate in effect at any time for shares of the Series A-1 Preferred Stock to be converted (the “Conversion Rate”) shall be the quotient obtained by dividing the Preference Amount of the shares of Preferred Stock to be converted by the Conversion Value then in effect for such shares.

6.3. Conversion Value. The Conversion Value shall initially be $94.86, and shall be adjusted from time to time in accordance with Section 6.4 hereof (as so adjusted, the “Conversion Value”).

6.4. Adjustments to Conversion Value. In the event at any time of (a) a subdivision (by a stock split, stock dividend or similar transaction) by the Corporation of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (b) a combination (by a reverse stock split or similar transaction) of the Corporation of outstanding shares of Common Stock into a smaller number of shares of Common Stock (any of the foregoing being referred to as an “Extraordinary Common Stock Event”), the Conversion Value shall, effective as of the time such Extraordinary Common Stock Event becomes effective, be adjusted to equal the product of (x) the Conversion Value in effect immediately prior to the effectiveness of such Extraordinary Common Stock Event, multiplied by (y) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the effectiveness of such Extraordinary Common Stock Event.

6.5 Corporate Change. Prior to the consummation of any Corporate Change, the Corporation shall make appropriate provisions to ensure that each holder of Preferred Stock shall have the right to receive in lieu of the shares of Common Stock that the holder otherwise would have been entitled to receive upon conversion, the stock, securities or assets that the holder would have received in connection with the Corporate Change if the holder had converted the holder’s Preferred Stock immediately prior to the close of business on the record date for holders of Common Stock entitled to receive the stock, securities or assets delivered to such holders as a result of the Corporate Change (assuming such holder failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of the non-electing shares of Common Stock). The Corporation shall not effect any Corporate Change unless, prior to the consummation of the Corporate Change, the successor corporation (if other than the Corporation) or the purchasing Person assumes by written instrument the obligation to deliver to each holder of Series A-1 Preferred Stock such shares of stock, securities or assets that the holder is entitled to receive in accordance with this Section 6.5.

6.6 Conversion Procedure.

(a) To exercise its conversion rights pursuant to this Section 6, a holder of Series A-1 Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office or, if the Corporation has appointed an agent and provided the holders of Series A-1 Preferred Stock notice thereof, at the office of the agent designated by the Corporation for such purpose, together with written notice to the Corporation substantially in the form of Exhibit A hereto (a “Conversion Notice”) that such holder elects to convert such shares, or if fewer than all the shares represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. The certificate or certificates for shares of Series A-1 Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank.

(b) Each conversion of Series A-1 Preferred Stock shall be deemed to have been effected as of the close of business on the effective date of such conversion as specified in the Conversion Notice (the “Conversion Date”); provided, however, that the Conversion Date shall not be a date earlier than the date such Conversion Notice is received by the Corporation (or its designated agent), and if such Conversion Notice does not specify a conversion date, the Conversion Date shall be deemed to be the date such Conversion Notice is received by the Corporation (or its designated agent). On the Conversion Date, the rights as a holder of the Series A-1 Preferred Stock to be converted (including the right to receive dividends thereon, except as provided in Section 6.8 hereof) shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby

(c) Promptly after the Conversion Date (and in any event within three Business Days), the Corporation shall deliver to the converting holder at the address set forth in the conversion notice (a) a certificate or certificates representing, in the aggregate, the number of shares of Common Stock issued upon such conversion, in the same name or names as the certificates representing the converted shares or in such other name or names as the converting holder shall specify (subject to any applicable legal, contractual or other restrictions on transfer) and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in a share of Common Stock as provided in Section 6.7, and (b) a certificate representing any shares of Series A-1 Preferred Stock that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

(d) The issuance of certificates for shares of Common Stock upon the conversion of Series A-1 Preferred Stock shall be made without charge to the holder of such Preferred Stock for any issuance tax in respect thereof if issued in the name of such holder, and otherwise any certificates shall not be issued until payment of any applicable transfer tax has been made by such holder.

6.7 Cash in Lieu of Fractional Shares. No fractional share of Common Stock or scrip representing a fractional share shall be issued upon the conversion of any shares of Series A-1 Preferred Stock, provided, that if more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A-1 Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A-1 Preferred Stock, the Corporation shall pay to the holder of the converted shares of Series A-1 Preferred Stock cash in respect of any such fractional share of Common Stock in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the Conversion Date.

6.8 Certain Distributions. Upon the conversion by any holder of Series A-1 Preferred Stock of shares of Series A-1 Preferred Stock into Common Stock pursuant to this Section 6, such holder shall have the right to receive, and shall be paid promptly thereafter (and in any event within three Business Days), any extraordinary dividends or distributions as shall have been declared and paid or made by the Corporation on or with respect to the Common Stock as a class during the period commencing on the date on which the shares of Series A-1 Preferred Stock being converted were issued and ending on the Conversion Date in such amounts as such holder would have received had such holder converted such shares of Series A-1 Preferred Stock immediately prior to the close of business on the record date established for holders of Common Stock entitled to receive such dividends or distributions without interest; provided, however, that the terms of this Section 6.8 shall not apply to ordinary cash dividends or if an adjustment to the Conversion Rate was made with respect to such distribution. Upon effecting any dividend or distribution in which a holder of shares of Preferred Stock shall be entitled to participate following conversion as contemplated by this Section 6.8, the Corporation shall place in escrow on customary business terms at the Corporation’s expense, for the benefit of the holders of the Series A-1 Preferred Stock, the property to which such holders shall be entitled upon conversion as contemplated by this Section 6.8, and such property shall be maintained in escrow at the Corporation’s expense until such time as the related shares of Series A-1 Preferred Stock have been converted or redeemed; provided, however, that the Corporation may, at its expense, substitute another arrangement for such escrow arrangement to the extent advisable based upon of consultation with the Corporation’s outside counsel in connection with any tax treatment desired to be achieved in connection with any distribution of property by the Corporation.

6.9 Notice to Holders. In the event the Corporation shall propose to take or otherwise undergo any action of the type described in Section 6.4 (but only if the action of the type described in Section 6.4 would result in an adjustment in the Conversion Value), engage in a Corporate Change as contemplated by Section 6.5 or pay or make an extraordinary dividend or distribution of the type described in Section 6.8, the Corporation shall give notice to each holder of shares of Preferred Stock in the manner set forth in Section 11, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Value and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given prior to such record date, and in case of all other action, such notice shall be given at least five Business Days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity or any such action.

6.10 Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock shall upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable.

7. Redemptions

7.1. Redemptions At Holder’s Option. The holders of Series A-1 Preferred Stock shall not have the right to require the Corporation to redeem shares of Series A-1 Preferred Stock.

7.2. Redemption At Corporation’s Option. The Corporation shall not have the right under this Certificate to redeem outstanding shares of Series A-1 Preferred Stock prior to September 24, 2013. On or after September 24, 2013, the Corporation, at its option, may redeem the shares of Series A-1 Preferred Stock, in whole or in part, out of funds legally available therefore, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, at a redemption price for each share of Series A-1 Preferred Stock redeemed of $1000, provided that, the Corporation shall also pay to holders of shares of Series A-1 Preferred Stock being redeemed all accrued but unpaid dividends at the time of payment of the redemption price. In case the Corporation shall desire to exercise the right to redeem the shares of Series A-1 Preferred Stock, in whole or in part, pursuant to this Section 7.2, it shall fix a date for redemption, and it, or at its request, a transfer agent, shall mail or cause to be mailed a notice of such redemption at least twenty (20) and not more than sixty (60) days prior the date fixed for redemption to the record holders of the shares of Series A-1 Preferred Stock to be redeemed at their last addresses as the same appear on the Corporation’s stock records. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any share of Series A-1 Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other share of Series A-1 Preferred Stock. Each such notice of redemption shall specify the number of shares of Series A-1 Preferred Stock to be redeemed, the date fixed for redemption, the redemption price at which such shares of Preferred Stock are to be redeemed, that payment will be made upon presentation and surrender of the certificate or certificates representing such shares of Series A-1 Preferred Stock, that dividends accrued to (but excluding) the date fixed for redemption will be paid as specified in said notice, and that on and after said date dividends thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Value and the date on which the right to convert such shares of Preferred Stock into Common Stock will expire. If fewer than all the outstanding shares of Series A-1 Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A-1 Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other equitable method determined by the Corporation in its sole discretion. If notice of redemption has been given as above provided, on and after the date fixed for redemption (unless the Corporation shall default in the payment of the redemption price, together with accrued and unpaid dividends to (but excluding) said date), dividends on such shares of Series A-1 Preferred Stock so called for redemption shall cease to accrue and such shares of Series A-1 Preferred Stock shall be deemed no longer outstanding and the holders thereof shall have no right in respect of such shares of Series A-1 Preferred Stock except the right to receive the redemption price thereof and accrued and unpaid dividends to (but excluding) the date fixed for redemption, without interest thereon. If fewer than all the shares of Series A-1 Preferred Stock represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

8. Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or out of its authorized shares of Common Stock held in the treasury of the Corporation), for the purpose of effecting the conversion of the Series A Preferred Stock, the full number of shares of Common Stock then issuable upon conversion pursuant to Section 6 of all outstanding shares of Series A-1 Preferred Stock.

9. Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series A-1 Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at the Corporation’s principal office accompanied by proper assignment thereof to the Corporation or in blank, the Corporation shall, at the request of the record holder of the certificate, execute and deliver a new certificate or certificates in exchange representing in the aggregate the number of shares of Preferred Stock represented by the surrendered certificate. Each new certificate shall be registered in the name and represent the number of shares of Preferred Stock requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. Any transfer of Series A-1 Preferred Stock shall be subject to any applicable legal, contractual or other restrictions on transfer and the payment of any applicable transfer taxes by the transferring holder.

Every share of Series A-1 Preferred Stock that bears or is required under this Section 9 to bear the legend set forth in this Section 9 (together with any Common Stock issued upon conversion of the Series A-1 Preferred Stock and required to bear the legend set forth below, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 9 (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Corporation, and the holder of each such Restricted Securities, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Sections 9, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Securities.

Every share of Series A-1 Preferred Stock, and every certificate evidencing such Series A-1 Preferred Stock (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion therefor) shall bear a legend in substantially the following form, unless such Series A-1 Preferred Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Corporation in writing:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE CORPORATION, (2) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. BY PURCHASING THIS SECURITY, THE HOLDER REPRESENTS AND AGREES FOR THE BENEFIT OF THE CORPORATION THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES

AND NOT FOR DISTRIBUTION. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

Any Series A-1 Preferred Stock, any certificate evidencing such Series A-1 Preferred Stock (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion therefor) shall also bear a legend in substantially the following form:

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE CORPORATION’S PRIOR WRITTEN CONSENT, WHICH MAY BE WITHHELD AT ITS ABSOLUTE DISCRETION, OTHER THAN TO THE HOLDER’S DEVISEES UPON THE HOLDER’S DEATH, PURSUANT TO A COURT ORDER, OR IN A TRANSFER IN CONNECTION WITH ESTATE PLANNING FOR WHICH THE HOLDER PROVIDES A LEGAL OPINION SATISFACTORY TO THE CORPORATION THAT STATES THAT THE TRANSFER DOES NOT CONSTITUTE A “SALE” UNDER THE SECURITIES ACT, PROVIDED IN EACH SUCH CASE A MINIMUM OF 1,000 SHARES OF SERIES A-1 PREFERRED STOCK IS HELD BY EACH SUBSEQUENT HOLDER.

Every stock certificate representing Common Stock issued upon conversion of a share of Series A-1 Preferred Stock shall bear a legend in substantially the following form, unless such Common Stock (a) has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), (b) can be sold by the holder thereof pursuant to Rule 144(k) under the Securities Act without restrictions on resale provided the holder has delivered appropriate representations required by the Company with respect to compliance with such rule, or (c) has been issued upon conversion of Preferred Stock that had been transferred pursuant to a registration statement that has been declared effective under the Securities Act (and which continue to be effective at the time of such transfer), or unless otherwise agreed by the Corporation in writing:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE CORPORATION, (2) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER

HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE CORPORATION THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

The Corporation has no obligation under this Certificate to file any registration statement covering resales of any Series A-1 Preferred Stock, any shares of Common Stock issuable or issued upon conversion of Series A-1 Preferred Stock, or any other securities.

10. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A-1 Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity and a surety bond satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender of the mutilated certificate, the Corporation shall execute and deliver in replacement a new certificate of like kind representing the number of shares of Series A-1 Preferred Stock represented by the lost, stolen, destroyed or mutilated certificate and dated the date of the lost, stolen, destroyed or mutilated certificate.

11. Notices.

All notices under this Certificate of Designation shall be in writing and sent by (a) certified or registered mail, return receipt requested, (b) a recognized overnight courier service, (c) telecopier or (d) personal delivery. Notices to the Corporation shall be addressed to the Corporation’s chief executive officer at the Corporation’s principal executive offices, and notices to any holder shall be addressed to such holder’s address in the records of the Corporation. Any notice shall be deemed duly given (x) in the case of a notice sent other than by mail, on the date actually delivered at such addressed (evidenced, in the case of delivery by courier or other delivery service, by confirmation of delivery from the service making the delivery or, in the case of a notice sent by telecopier, by receipt of a transmission confirmation form or the addressee’s confirmation of receipt), and (y) in the case of any notice sent by mail, on the third Business Day following deposit in the U.S. mails with first-class postage prepaid.

12. Definitions.

12.1. “Accumulation Rate” means 0.6325%.

12.2. “Business Day” means any day other than a Saturday or Sunday or a day on which commercial banking institutions in Boston, Massachusetts or New York, New York are authorized by law to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.

12.3. “Change of Control” shall mean any consolidation, merger, issuance of capital stock, sale of all or substantially all the assets of the Corporation or similar transaction to which the Corporation is a party (whether in a single transaction or series of related transactions) in which the stockholders of the Corporation immediately prior to such event do not own, directly or indirectly, a majority of the outstanding voting power of the surviving corporation or acquiring entity, as the case may be, received in respect of their Corporation shares, immediately after such event.

12.4. “Corporate Change” shall mean any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation’s assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon a subsequent liquidation of the Corporation) securities or assets in respect of or in exchange for Common Stock.

12.5. “Current Market Price” shall mean on any date specified herein (a) with respect to any securities, the average daily Market Price during the period of the most recent 10 trading days, ending on such date, except that if such securities are not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date, and (b) with respect to any property other than securities, the fair value thereof on such date as reasonably determined in good faith by the Board of Directors of the Corporation as of the date on which the determination is to be made.

12.6. “Market Price” shall mean on any date specified herein with respect to securities issued by any Person, the amount per share or other applicable unit of such securities equal to (a) the last sale price of such securities, regular way, at the end of regular market trading on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof at the end of regular market trading on such date, in each case as officially reported on the principal national securities exchange on which such securities are then listed or admitted to trading; or (b) if such securities are not then listed or admitted to trading on any national securities exchange but are designated as a national market system security by the NASD, the last trading price of such securities at the end of regular market trading on such date, or (c) if there shall have been no trading on such date or if such securities are not so designated, the average of the closing bid and asked prices of such securities at the end of regular market trading on such date as shown by the NASD automated quotation system, or (d) if such securities are not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair value thereof on such date as reasonably determined in good faith by the Board of Directors of the Corporation as of the date on which the determination is to be made.

12.7. “NASD” shall mean the National Association of Securities Dealers, Inc.

12.8. “Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or other entity.

12.9. “Preference Amount” shall mean with respect to each share of Preferred Stock the sum of (a) $1,000 plus (b) all accrued and unpaid dividends on such share.

AGENUS INC. has caused this Certificate of Designation to be signed by Garo Armen, its Chairman and Chief Executive Officer, and attested by Karen Valentine, Secretary, this 30th day of January 2013.

/S/ Garo Armen
Chairman and Chief Executive Officer

ATTEST:

/S/ Karen Valentine
Secretary

EXHIBIT A

AGENUS INC

Conversion Notice

Series A-1 Convertible Preferred Stock

Reference is made to the Certificate of Designation, Preferences and Rights (the “Certificate of Designation”) of the Series A-1 Convertible Preferred Stock, face amount $1,000 per share (the “Preferred Stock”), of Agenus Inc., a Delaware corporation (the “Corporation”).

In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Preferred Stock indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, by tendering the stock certificate(s) representing the share(s) of Preferred Stock specified below as of the date specified below.

Date of Conversion:

Number of shares of Preferred Stock to be converted:

shares

Stock certificate no(s). of shares of Preferred Stock to be converted:

Please confirm the following information:

Conversion Value: $

Number of shares of Common Stock to be issued:	shares

Please issue the Common Stock and, if applicable, any check drawn on an account of the Corporation, in the following name and to the following address:

Name of holder of Common Stock:

Address of holder:

Facsimile Number:

The holder represents hereby to the Corporation that he/she/it is/is not (and has not been during the preceding three months) an “affiliate” of the Corporation as such term is defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended.

AUTHORIZATION:

By:
Signature of preferred stockholder, exactly as it appears on stock certificate

Name (print):

Title:

Dated:

ACKNOWLEDGED AND AGREED:

AGENUS INC.

By:

Name:

Title: